EXHIBIT 107

Calculation of Filing Fee Tables

S-1
(Form Type)

INVO BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Title of each Class of Securities To be Registered	Amount to be registered (1)	Proposed maximum Offering price per share (2) (3)(4)		Proposed maximum aggregate Offering price (1)(2)	Amount of registration fee (3)
Common Stock, $0.0001 par value per share, to be offered by the issuer (4)		$		$15,000,000	$1653.00
Warrants to Purchase Common Stock, $0.0001 par value per share (4)				—
Pre-funded warrants to purchase shares of Common Stock, par value $0.001 per share (4)
Shares of Common Stock, $0.0001 par value underlying the Warrants (5)				$30,000,000	3,306.00
Shares of Common Stock, par value $0.0001 per share underlying the Pre-funded warrants (4)
Common Stock issuable upon exercise of the Placement Agent Warrants (6)		$		$3,465,000	$381.85

Total			—	$48,465,000	$5,340.85

Registration Fee Previously Paid					$5,340.85
Registration Fee Paid Herewith					$0.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Calculated under Section 6(b) of the Securities Act as .0001102 times the proposed maximum aggregate offering price.
(4)	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.
(5)	The warrants are exercisable at a price per share of common stock equal to 100% of the offering price
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Placement Agent Warrants are exercisable for up to the number of shares of common stock equal to 7% of the aggregate number of shares of common stock sold in this offering at a per share exercise price equal to 110% of the public offering price of the Units offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $3,465,000, which is equal to 110% of $3,150,000 (7% of the proposed maximum aggregate offering price of $45,000,000).